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                     AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

          This Amendment No. 1 to Business Loan Agreement (this "Amendment") dated as of November ___, 1997 is made with reference to the Business Loan Agreement dated as of November 27, 1996 is made between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BANK") and HAWKER PACIFIC, INC., a California corporation ("BORROWER"). Borrower and bank hereby agree as follows:

          1. SECTION 1 - DEFINITIONS. Capitalized terms used in this Amendment but not defined are used with the meanings set forth for those terms in the Business Loan Agreement. In addition, the following additional defined terms are added to Section 1 of the Business Loan Agreement:

     "AMR PAYABLE" means Borrower's obligation to pay $2,854,372 to American Airlines, Inc. for certain inventory acquired by Borrower pursuant to a repair services agreement.

     "QUALIFIED PUBLIC OFFERING" means a public offering of the common stock of the Borrower which yields cash proceeds to the Borrower (net of underwriting discounts and transactional expenses) of not less than $17,000,000.

          2. SECTION 11.4 - QUICK RATIO. The preamble to Section 11.4 of the Business Loan Agreement is hereby amended to read in full as follows, with such amendment to have retroactive effect to September 30, 1997:

     "As of the last day of each calendar month ending during a period described below, to maintain a ratio of (a) Quick Assets to (b) current liabilities (excluding the current portion of long term debt, and capital leases AND THE AMR PAYABLE, but including advances and commercial Letters of Credit outstanding under Facility No. 1 to the extent that the same exceed Borrower's aggregate cash, cash balances, and short term cash investments) which is not less than the ratio set forth opposite that calendar month:"

          3. SECTION 12.15 - AMENDMENT TO CHANGE IN CONTROL. Section 12.15 of the Business Loan Agreement is hereby amended to read in full as follows:

     "12.15 CHANGE IN CONTROL OR MANAGEMENT.  Any of the following occurs:

          (a) Bastian fails to own, beneficially and of record directly or indirectly, and control the power to vote, at least 40% of the equity interests in Borrower AT ANY TIME PRIOR TO THE OCCURRENCE OF A QUALIFIED PUBLIC OFFERING; or




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         (b) At any time prior to the merger of Borrower and AqHawk, AqHawk fails to own 100% of the equity interest in Borrower; or

         (c) The individuals owning equity interest in AqHawk, as described in Schedule 1 (or, after the merger of Borrower and AqHawk, owning equity interests in Borrower) collectively sell, assign or otherwise transfer, either beneficially or of record, more than 10% of the total equity interests in AqHawk (and/or Borrower), other than to members of their immediate families or trusts for the benefit of members of their immediate families, OR IN CONNECTION WITH (OR FOLLOWING) A QUALIFIED PUBLIC OFFERING; or

        (d) David Lokken ceases to be actively involved on a full time basis as an executive level employee of Borrower at any time during the two year period following the Closing Date and a replacement acceptable to Bank is not appointed (or another plan for replacement which is acceptable to the Bank is not in place) within 90 days.

        4. CONSENT TO ACQUISITION. Subject to the conditions precedent set forth herein, the Bank hereby consents to the purchase, at any time following the consummation of a Qualified Public Offering, by Borrower of the Landing Gears Repair and Overhaul Business of British Airways Plc, substantially on the terms set forth in the Letter of Intent therefor delivered to the Bank, PROVIDED that (i) substantially all of the funds from such Qualified Public Offering are use to partially finance the $22,000,000 purchase price for such purchase, and (ii) Borrower has obtained financing for the balance of such purchase which is reasonably acceptable to the Bank.

        5. WAIVER RE EXCESS CASH FLOW. The Bank hereby agrees that it shall not require the making of any payment by Bastian or Unique pursuant to
Section 2.3, clause (iv) of the Subordination Agreement by reason of Excess Cash Flow (or any lack thereof) during Borrower's 1997 fiscal year. This waiver is a one-time waiver only, and the Bank shall be free to request the making of such payments with respect to any other fiscal year. It is agreed that this waiver shall not be construed in derogation of the Guaranty issued by Unique and Bastian.

        6. REPRESENTATION. No Default or Event of Default has occurred under the Business Loan Agreement and remains continuing which is not cured by this Amendment.

        7. CONDITIONS. There shall be conditions precedent to the effectiveness of this Agreement that Melanie Bastian and Unique Investment Corporation shall have consented hereto.

        8. EXPENSES. Borrower confirms its obligations to pay the reasonable expenses of the Bank in connection with the preparation of this Amendment.


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          9. CONFIRMATION. In all other respects, the terms of the Business
Loan Agreement and the instruments, documents and agreements executed in connection therewith are hereby confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.


BANK OF AMERICA NATIONAL                  HAWKER PACIFIC, INC., a
TRUST AND SAVINGS ASSOCIATION             California corporation


By          [ILLEGIBLE]                   By    /s/ Brian Aune
   --------------------------------          ----------------------------------

Title     Vice President                  Title          CFO
      -----------------------------             -------------------------------

By                                        By
   --------------------------------          ----------------------------------

Title                                     Title
      -----------------------------             -------------------------------


Consented to:                             Consented to:

UNIQUE INVESTMENT CORPORATION


By    /s/ Daniel J. Lubeck                   /s/ Melanie Bastian
   -------------------------------        ---------------------------------
                                          Melanie Bastian, individually

Title      President
      ---------------------------




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